UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2016

BIOSCRIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 950 Denver, Colorado 80202
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (720) 697-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2016, the Board of Directors (the “Board”) of BioScrip, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.0001, of the Company (the “Common Stock”). The dividend is payable to stockholders of record of the Company as of the close of business on August 25, 2016 (the “Record Date”).

This summary of rights provides only a general description and should be read together with the Tax Asset Protection Plan, dated as of August 11, 2016, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Plan”). All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan.

The Plan was adopted in an effort to protect stockholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses (the “Tax Attributes”) to reduce potential future federal income tax obligations may become substantially limited. The Company has substantial Tax Attributes. Under the Internal Revenue Code and regulations promulgated by the U.S. Treasury Department, the Company may carry forward or otherwise utilize these Tax Attributes in certain circumstances to offset any current and future taxable income and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the Tax Attributes do not otherwise become limited, the Company believes that it will have available a significant amount of Tax Attributes in future years, and therefore these Tax Attributes could be a substantial asset to the Company. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code, its ability to use the Tax Attributes may be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of that asset. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period.

The Plan is intended to act as a deterrent to any person acquiring beneficial ownership of 4.9% or more of the Company’s outstanding Common Stock without the approval of the Board. Stockholders who beneficially own 4.9% or more of the Company’s outstanding Common Stock upon execution of the Plan will not trigger the Plan so long as they do not acquire beneficial ownership of additional shares of Common Stock. The Board may, in its sole discretion, also exempt any person from triggering the Plan.

The Rights. One Right will be issued for each outstanding share of Common Stock to stockholders of record as of the close of business on August 25, 2016. One Right will also be issued together with each share of Common Stock issued after August 25, 2016 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of the Company’s Series D Junior Participating Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) for a purchase price of $14.00 (the “Purchase Price”). If issued, each fractional share of Series D Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

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Initial Exercisability. The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 4.9% or more of the Company’s outstanding Common Stock, or, in the case of a person that had beneficial ownership of 4.9% or more of the Company’s outstanding Common Stock upon execution of the Plan, by obtaining beneficial ownership of additional shares of Common Stock or (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.

The date that the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will evidence the Rights. Any transfer of shares of Common Stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the Plan (as described below).

Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of Common Stock having a market value of two times the Purchase Price.

Redemption. At any time until a person becomes an “Acquiring Person”, the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series D Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or fractional share of Series D Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of 50% or more of the Company’s outstanding Common Stock.

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Expiration. The Rights and the Plan will expire on the earlier of (i) the Close of Business on the earlier of (a) August 11, 2019, or (b) August 11, 2017 if stockholder approval of the Plan has not been received by or on such date, (ii) the time at which the Rights are redeemed pursuant to the Plan, (iii) the time at which the Rights are exchanged in full pursuant to the Plan, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits.

Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series D Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series D Preferred Stock or Common Stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. For so long as the Rights are redeemable, the Board may supplement or amend any provision of the Plan in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, the Board may supplement or amend the Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Plan which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the Plan again becoming amendable other than in accordance with this sentence.

The above description of the Plan has been included to provide investors and security holders with information regarding the terms of the Plan and is qualified in its entirety by reference to the Plan and the exhibits thereto.

Item 3.03	Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Plan described in Item 1.01 above, the Board approved a Certificate of Designation, Preferences, and Rights of Series D Junior Participating Preferred Stock of BioScrip, Inc. (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware on August 12, 2016. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

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Item 8.01	Other Events.

On August 11, 2016, the Company announced the declaration of the dividend of Rights and issued a press release relating to such declaration, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements - Safe Harbor

This Current Report on Form 8-K includes statements that may constitute “forward-looking statements,” conveying management’s expectations as to the future based on current estimates and projections. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” “potential,” “continue” or comparable terms. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions, including, but not limited to, whether the Tax Asset Protection Plan will have its intended effects, the magnitude of Tax Attributes and the availability of Tax Attributes in future years. The Company does not undertake any duty to update these forward-looking statements after the date hereof even though the Company’s situation may change in the future, except as required by law. All of the forward-looking statements herein are qualified by these cautionary statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation, Preferences, and Rights of Series D Junior Participating Preferred Stock of BioScrip, Inc.

4.1	Tax Asset Protection Plan dated as of August 11, 2016, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, which includes as Exhibit B the Form of Rights Certificate.

99.1	Press Release dated August 12, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2016	BIOSCRIP, INC.

	By:	/s/ Kathryn M. Stalmack
		Name:	Kathryn M. Stalmack
		Title:	Senior Vice President, General
Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation, Preferences, and Rights of Series D Junior Participating Preferred Stock of BioScrip, Inc.

4.1	Tax Asset Protection Plan dated as of August 11, 2016, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, which includes as Exhibit B the Form of Rights Certificate.

99.1	Press Release dated August 12, 2016.